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                                RADIO ONE, INC.,
                                     Issuer


                     12% Senior Subordinated Notes Due 2004



                                  ------------


                                    INDENTURE


                            Dated as of May 15, 1997


                                  ------------


                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                     Trustee





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



                              CROSS-REFERENCE TABLE


  TIA                                                       Indenture
Section                                                      Section
-------                                                     ---------
310(a)(1)                  ..............................     7.10
   (a)(2)                  ..............................     7.10
   (a)(3)                  ..............................     N.A.
   (a)(4)                  ..............................     N.A.
   (b)                     ..............................     7.08; 7.10
   (c)                     ..............................     N.A.
311(a)                     ..............................     7.11
   (b)                     ..............................     7.11
   (c)                     ..............................     N.A.
312(a)                     ..............................     2.05
   (b)                     ..............................     13.03
   (c)                     ..............................     13.03
313(a)                     ..............................     7.06
   (b)(1)                  ..............................     N.A.
   (b)(2)                  ..............................     7.06
   (c)                     ..............................     13.02
   (d)                     ..............................     7.06
314(a)                     ..............................     4.02;
                                                              4.14; 13.02
   (b)                     ..............................     N.A.
   (c)(1)                  ..............................     13.04
   (c)(2)                  ..............................     13.04
   (c)(3)                  ..............................     N.A.
   (d)                     ..............................     N.A.
   (e)                     ..............................     13.05
   (f)                     ..............................     4.14
315(a)                     ..............................     7.01
   (b)                     ..............................     7.05; 13.02
   (c)                     ..............................     7.01
   (d)                     ..............................     7.01
   (e)                     ..............................     6.11
316(a)(last sentence)      ..............................     13.06
   (a)(1)(A)               ..............................     6.05
   (a)(1)(B)               ..............................     6.04
   (a)(2)                  ..............................     N.A.
   (b)                     ..............................     6.07
317(a)(1)                  ..............................     6.08
   (a)(2)                  ..............................     6.09
   (b)                     ..............................     2.04
318(a)                     ..............................     13.01

                           N.A. means Not Applicable.

----------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS


                                 ARTICLE 1 Page                       Page
                                                                      ----
                   Definitions and Incorporation by Reference
                   ------------------------------------------

SECTION 1.01.     Definitions .....................................     1
SECTION 1.02.     Other Definitions ...............................    23
SECTION 1.03.     Incorporation by Reference of Trust
                             Indenture Act ........................    23
SECTION 1.04.     Rules of Construction ...........................    24

                                    ARTICLE 2

                                 The Securities
                                 --------------

SECTION 2.01.     Form and Dating ................................     24
SECTION 2.02.     Execution and Authentication ...................     25
SECTION 2.03.     Registrar and Paying Agent .....................     25
SECTION 2.04.     Paying Agent To Hold Money in Trust.............     26
SECTION 2.05.     Securityholder Lists ...........................     27
SECTION 2.06.     Transfer and Exchange ..........................     27
SECTION 2.07.     Replacement Securities .........................     28
SECTION 2.08.     Outstanding Securities .........................     28
SECTION 2.09.     Temporary Securities ...........................     29
SECTION 2.10.     Cancellation ...................................     29
SECTION 2.11.     Defaulted Interest .............................     29
SECTION 2.12.     CUSIP Number ...................................     29

                                    ARTICLE 3

                                   Redemption
                                   ----------

SECTION 3.01.     Notices to Trustee .............................     30
SECTION 3.02.     Selection of Securities To Be
                             Redeemed ............................     30
SECTION 3.03.     Notice of Redemption ...........................     31
SECTION 3.04.     Effect of Notice of Redemption .................     32
SECTION 3.05.     Deposit of Redemption Price ....................     32
SECTION 3.06.     Securities Redeemed in Part ....................     32

                                    ARTICLE 4

                                    Covenants
                                    ----------

SECTION 4.01.     Payment of Securities ..........................     32
SECTION 4.02.     SEC Reports ....................................     33
SECTION 4.03.     Limitation on Incurrence of Indebtedness
                             and Issuance of Preferred Stock .....     33
SECTION 4.04.     Limitation on Senior Subordinated
                             Debt ................................     35
SECTION 4.05.     Limitation on Restricted Payments...............     35
SECTION 4.06.     Limitation on Dividend and Other Payment
                             Restrictions Affecting  Restricted
                             Subsidiaries  .......................     38
SECTION 4.07.     Limitation on Certain Asset Sales ..............     40
SECTION 4.08.     Transactions with Affiliates ...................     41
SECTION 4.09.     Limitation on Restricted Subsidiary Equity
                      Interests  .................................     42
SECTION 4.10.     Change of Control ..............................     43
SECTION 4.11.     Limitation on Asset Swaps ......................     43
SECTION 4.12.     Future Subsidiary Guarantors ...................     44
SECTION 4.13.     Compliance Certificate .........................     44
SECTION 4.14.     Further Instruments and Acts ...................     44
SECTION 4.15.     Ratings for Notes ..............................     44

                                    ARTICLE 5

                                Successor Company
                                -----------------

SECTION 5.01.     When Company May Merge or Transfer
                             Assets ...............................    45

                                    ARTICLE 6

                              Defaults and Remedies
                              ---------------------

SECTION 6.01.     Events of Default ..............................     47
SECTION 6.02.     Acceleration ...................................     49
SECTION 6.03.     Other Remedies .................................     50
SECTION 6.04.     Waiver of Past Defaults ........................     50
SECTION 6.05.     Control by Majority ............................     50
SECTION 6.06.     Limitation on Suits ............................     50
SECTION 6.07.     Rights of Holders to Receive Payment ...........     51
SECTION 6.08.     Collection Suit by Trustee .....................     51
SECTION 6.09.     Trustee May File Proofs of Claim ...............     51

SECTION 6.10.     Priorities .....................................     52
SECTION 6.11.     Undertaking for Costs ..........................     52
SECTION 6.12.     Waiver of Stay or Extension Laws ...............     53

                                    ARTICLE 7

                                     Trustee
                                     -------

SECTION 7.01.     Duties of Trustee ..............................     53
SECTION 7.02.     Rights of Trustee ..............................     54
SECTION 7.03.     Individual Rights of Trustee ...................     55
SECTION 7.04.     Trustee's Disclaimer ...........................     56
SECTION 7.05.     Notice of Defaults .............................     56
SECTION 7.06.     Reports by Trustee to Holders ..................     56
SECTION 7.07.     Compensation and Indemnity .....................     56
SECTION 7.08.     Replacement of Trustee .........................     57
SECTION 7.09.     Successor Trustee by Merger ....................     58
SECTION 7.10.     Eligibility; Disqualification ..................     59
SECTION 7.11.     Preferential Collection of Claims
                             Against Company .....................     59

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance
                       ----------------------------------

SECTION 8.01.     Discharge of Liability on Securities;
                             Defeasance ..........................     59
SECTION 8.02.     Conditions to Defeasance .......................     61
SECTION 8.03.     Application of Trust Money .....................     62
SECTION 8.04.     Repayment to Company ...........................     62
SECTION 8.05.     Indemnity for Government
                             Obligations .........................     62
SECTION 8.06.     Reinstatement ..................................     62

                                    ARTICLE 9

                                   Amendments
                                   ----------

SECTION 9.01.     Without Consent of Holders .....................     63
SECTION 9.02.     With Consent of Holders ........................     64
SECTION 9.03.     Compliance with Trust Indenture ................     65
SECTION 9.04.     Revocation and Effect of Consents
                             and Waivers .........................     65
SECTION 9.05.     Notation on or Exchange of
                             Securities ..........................     66
SECTION 9.06.     Trustee To Sign Amendments .....................     66

SECTION 9.07.     Payment for Consent ............................     66

                                   ARTILCE 10

                                  Subordination
                                  -------------

SECTION 10.01.    Agreement to Subordinate .......................     67
SECTION 10.02.    Liquidation, Dissolution, Bankruptcy ...........     67
SECTION 10.03.    Default on Senior Indebtedeness ................     67
SECTION 10.04.    Acceleration of Payment of Securites ...........     69
SECTION 10.05.    When Distribution Must Be Paid Over ............     69
SECTION 10.06.    Subrogation ....................................     69
SECTION 10.07.    Relative Rights ................................     70
SECTION 10.08.    Subordination May Not Be Impared By
                              Company ............................     70
SECTION 10.09.    Rights of Trustee and Paying
                              Agent ..............................     70
SECTION 10.10.    Distribution or Notice to
                              Representative .....................     71
SECTION 10.11.    Article 10 Not to Prevent Events
                              of Defaults or Limit Right
                              To Accelerate ......................     71
SECTION 10.12.    Trust Moneys Not Subordinate ...................     71
SECTION 10.13.    Trustee Entitled to Rely .......................     72
SECTION 10.14.    Trustee to Effectuate Subordination ............     72
SECTION 10.15.    Trustee Not Fiduciary for Holders
                              of Senior Debt .....................     72
SECTION 10.16.    Reliance by Holders of Senior Debt
                              on Subordination Provisions ........     73

                                   ARTICLE 11

                              Subsidiary Guaranties
                              ---------------------

SECTION 11.01.    Guaranties .....................................     73
SECTION 11.02.    Limitation on Liability ........................     75
SECTION 11.03.    Successors and Assigns .........................     76
SECTION 11.04.    No Waiver ......................................     76
SECTION 11.05.    Modification ...................................     76
SECTION 11.06.    Release of Subsidiary Guarantor ................     76

                                   ARTICLE 12

                      Subordination of Subsidiary Guranties
                      -------------------------------------

SECTION 12.01.    Agreement to Subordinate .......................     77
SECTION 12.02.    Liquidation, Dissolution, Bankruptcy ...........     77
SECTION 12.03.    Default on Senior Debt of
                               Subsidiary Guarantor ..............     78
SECTION 12.04.    Demand for Payment .............................     78
SECTION 12.05.    When Distribution Must Be Paid Over ............     79
SECTION 12.06.    Subrogation ....................................     79
SECTION 12.07.    Relative Rights ................................     79
SECTION 12.08.    Subordination May Not Be Impaired
                               by Company ........................     79
SECTION 12.09.    Rights of Trustee and Paying Agent .............     80
SECTION 12.10.    Distribution or Notice to
                               Representation ....................     81
SECTION 12.11.    Article 12 Not To Prevent Defaults
                               Under a Subsidiary Guarantee or
                               Limit Right to Demand Payment .....     81
SECTION 12.12.    Trustee Entitled to Rely .......................     81
SECTION 12.13.    Trustee To Effectuate Subordination ............     82
SECTION 12.14.    Trustee Not Fiduciary for Holders
                               of Senior Debt of Subsidiary
                               Guarantor .........................     82
SECTION 12.15.    Reliance by Holders of Senior Debt
                              on Subordination Provisions ........     82

                                   ARTICLE 13

                                  Miscellaneous
                                  -------------

SECTION 13.01.    Trust Indenture Act Controls ...................     82
SECTION 13.02.    Notices ........................................     83
SECTION 13.03.    Communication by Holders with Other
                              Holders ............................     83
SECTION 13.04.    Certificate and Opinion as to
                              Conditions Precedent ...............     83
SECTION 13.05.    Statements Required in Certificate
                              or Opinion .........................     84
SECTION 13.06.    When Securities Disregarded ....................     84
SECTION 13.07.    Rules by Trustee, Paying Agent and
                              Registrar ..........................     85
SECTION 13.08.    Legal Holidays .................................     85
SECTION 13.09.    Governing Law ..................................     85
SECTION 13.10.    No Recourse Against Others .....................     85

SECTION 13.11.    Successors .....................................     85
SECTION 13.12.    Multiple Originals .............................     85
SECTION 13.13.    Table of Contents; Headings ....................     85


Exhibit A - Form of Security
Rule 144A/Regulation S Appendix

                                    INDENTURE  dated as of May 15,  1997,  among
                           RADIO  ONE,   INC.,  a  Delaware   corporation   (the
                           "Company"), RADIO ONE LICENSES, INC., as guarantor ("License Sub"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York trust company (the "Trustee").


                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 12% Senior Subordinated Notes Due 2004 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, the Company's 12% Senior Subordinated Notes Due 2004 (the "Exchange Securities") and, if and when issued pursuant to a private exchange for Initial Securities, the Company's 12% Senior Subordinated Notes Due 2004 (the "Private Exchange Securities", together with the Exchange Securities and the Initial Securities, the "Securities"):


                                   ARTICLE 1
                   Definitions and Incorporation by Reference
                   SECTION 1.01. Definitions.

                  "Accreted Value" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount of the Securities:

                  (i) if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

         Semi-Annual Accrual Date                           Accreted Value
         ------------------------                           --------------
November 15, 1997                                                $894.69
May 15, 1998                                                      913.37
November 15, 1998                                                 933.17
May 15, 1999                                                      954.17
November 15, 1999                                                 976.42
May 15, 2000                                                    1,000.00

         (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) the original issue price for each $1,000 principal amount of the Securities and (b) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less such original issue price, multiplied by
        (2) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of 12 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

         (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of 12 30-day months, and the denominator of which is 180; or

         (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

                  "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merges with or into, or becomes a Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person.

                  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control of" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                  "Agent" means NationsBank of Texas, N.A., in its capacity as agent for the lenders under the Credit Agreement.

                  "Asset Swap" means the execution of a definitive agreement, subject only to FCC approval and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Broadcast Assets between the Company or any of its Wholly Owned Restricted Subsidiaries and another Person or group of Affiliated Persons; provided that any amendment to or waiver of any closing condition which individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

                  "Broadcast   Assets"  means  assets  used  or  useful  in  the
ownership or operation of an AM or FM radio station.

                  "Broadcast License" means an authorization issued by the FCC for the operation of an AM or FM radio station.

                  "Capital Lease Obligation" means, at any time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

                  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of less than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of less than one year from the date of acquisition, bankers' acceptances with maturities of less than one year and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) immediately above, (v) commercial paper having the highest rating obtainable for Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and in each case maturing within nine months after the date of acquisition and (vi) interests in money market mutual funds which invest solely in assets or securities of the type described in clauses (i)-(v) immediately above.

                  "Change of Control" means the occurrence of any of the following:

         (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than any or all of the Principal Shareholders or their Related Parties);

         (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

         (iii) prior to the first Public Equity Offering of the Company,  either
        (x) the Principal Shareholders and their Related Parties cease to be the beneficial owner of at least 35% of the voting power of the voting stock of the Company or (y) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Warrantholders acquires, directly or indirectly, 35% or more of the voting power of the voting stock of the Company by way of merger, consolidation or otherwise;

         (iv) following the first Public Equity Offering of the Company, any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than one or more of the Principal Shareholders and their Related Parties) acquires, directly or indirectly, 35% or more of the voting power of the voting stock of the Company by way of merger or consolidation or otherwise; provided, however, that such acquisition will not constitute a "Change of Control" (x) in the case of a Person or group consisting of the Warrantholders, if and for so long as the Principal Shareholders and Related Parties, individually or collectively, own at least 30% of the voting power of the voting stock of the Company and have the right or ability by voting power, contract or otherwise to elect or designate for electing a majority of the board of directors of the Company, or (y) in the case of any Person or group not including any Warrantholder, unless or until such Person or group owns, directly or indirectly, more of the voting power of the voting stock of the Company than the Principal Shareholders and their Related Parties; or

         (v) the Continuing Directors cease for any reason (other than as a result and during the continuance of a default under the Warrant Agreement entitling the Warrantholders to appoint directors) to constitute a majority of the directors of the Company then in office.

                  For purposes of this definition, any transfer of an Equity Interest of an entity that was formed for the purpose of acquiring voting stock of the Company shall be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Consolidated Cash Interest Expense" means, with respect to any period, the amount of Consolidated Interest Expense for such period to the extent it represents cash disbursements for such purpose by the Company and its Restricted Subsidiaries during such period.

                  "Consolidated Interest Expense" means, without duplication, with respect to any period, the sum of (a) the interest expense and all capitalized interest of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of debt discount), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) the interest component of any Capital Lease Obligation paid or accrued or scheduled to be paid or accrued by the Company during such period, determined on a consolidated basis in accordance with GAAP; provided, however, that any dividends with respect to the Senior Preferred Stock shall not be considered for purposes of this definition.

                  "Continuing Director" means any member of the Board of Directors of the Company who (i) is a member of that Board of Directors on the Issue Date or (ii) was nominated for election by either (a) one or more of the Principal Shareholders (or a Related Party thereof) or (b) the Board of Directors a majority of whom were directors at the Issue Date or whose election or nomination for election was previously approved by one or more of the Principal Shareholders or such directors.

                  "Credit Agreement" means the credit agreement to be entered into between the Company and NationsBank of Texas, N.A. individually, as a lender, and as agent for the lenders from time to time party thereto.

                  "Debt to EBITDA Ratio" means, with respect to any date, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of the Company (excluding Hedging Obligations, including interest rate swap obligations, that are incurred in the ordinary course of business for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness which Indebtedness is permitted by the terms of the Indenture to be outstanding) and its Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference or redemption amount of all outstanding Disqualified Stock of the Company and its Restricted Subsidiaries as of such date (excluding any such Disqualified Stock held by the Company of a Wholly Owned Restricted Subsidiary), to (b) EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date, determined on a pro forma basis after giving effect to each acquisition or disposition of assets made by the Company and its Restricted Subsidiaries from the beginning of such four-quarter period through such date as if such acquisition or disposition had occurred at the beginning of such four-quarter period.

                  "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

                  "Designated  Senior  Debt"  means (i) the Senior Bank Debt and
(ii) any Senior Debt of the Company and the Subsidiary Guarantors permitted under the Indenture, the principal amount (or accreted value in the case of Indebtedness issued at a discount) of which is $10 million or more at the time of designation by the Company (or otherwise available under a committed facility) or a Subsidiary Guarantor, as the case may be, in a written instrument delivered to the Trustee.

                  "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

                  "Disqualified Stock" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon a Change of Control of the Company in circumstances where the holders of the Securities would have similar rights), in whole or in part on or prior to one year after the stated maturity of the Securities. The amount of Disqualified Stock shall be the greater of the liquidation preference or mandatory or optional redemption price thereof.

                  "EBITDA" of a specified Person means, for any period, the consolidated net income of such specified Person and its Restricted Subsidiaries for such period:

         (a) plus (without duplication and to the extent involved in computing such consolidated net income) (i) interest expense, (ii) provision for taxes on income or profits and (iii) depreciation and amortization and other non-cash items (including amortization of goodwill and other intangibles and barter expenses); and

         (b) minus (without duplication and to the extent involved in computing such consolidated net income) (i) any gains (or plus losses), together with any related provision for taxes on such gains (or losses), realized in connection with any sale of assets (including, without limitation, dispositions pursuant to sale and leaseback transactions), (ii) any non-cash or extraordinary gains (or plus losses), together with any related provision for taxes on such extraordinary gains (or losses),
        (iii) the amount of any cash payments related to non-cash charges that were added back in determining EBITDA in any prior period and (iv) barter revenues,

         provided, however, that

         (1) the net income of any other Person that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to such specified Person whose EBITDA is being determined or a Wholly Owned Restricted Subsidiary thereof;

         (2) the net income of any other Person that is a Restricted Subsidiary (other than a Wholly Owned Restricted Subsidiary) or is an Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to such specified Person whose EBITDA is being determined or a Wholly Owned Restricted Subsidiary thereof; provided that for purposes of Section 4.05 only, any such dividend or distribution shall be excluded to the extent it has already been included under clause (a)(3)(D) thereof;

         (3) the net income (loss) of any other Person acquired after the Issue Date in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded (to the extent otherwise included); and

         (4) gains or losses from sales of assets other than sales of assets acquired and held for resale in the ordinary course of business shall be excluded (to the extent otherwise included).

All of the foregoing will determined in accordance with GAAP.

                  "Equity Interests" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity, and including, in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Existing Indebtedness" means any outstanding Indebtedness of the Company and its Restricted Subsidiaries as of the Issue Date, including the Securities.

                  "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. All determinations in the covenants of Fair Market Value shall be made by the Board of Directors of the Company and shall be evidenced by a resolution of such Board set forth in an Officers' Certificate delivered to the Trustee, upon which the Trustee may conclusively rely.

                  "FCC" means the Federal Communications Commission and any successor agency.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

                  "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Persons against fluctuations in interest rates.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Immediate Family Member" means, with respect to any individual, such individual's spouse (past or current), descendants (natural or adoptive, of the whole or half blood) of the parents of such individual, such individual's grandparents and parents (natural or adoptive), and the grandparents, parents and descendants of parents (natural or adoptive, of the whole or half blood) of such individual's spouse (past or current).

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Equity Interests of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person, whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iv) all Hedging Obligations of such Person, (v) all liabilities of the type referred to in clause (i), (ii) or (iii) immediately above which are secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the value of the property subject to such Lien, and (vi) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (v) above; provided, however, in no event shall Senior Preferred Stock (including any and all accrued dividends thereon) be considered "Indebtedness."

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.05, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

                  "Issue Date" means the date on which the Securities are originally issued.

                  "License  Subsidiary"  means  Radio  One  Licenses,   Inc.,  a
Delaware corporation and a wholly owned subsidiary of the Company.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Net Cash Proceeds", with respect to any issuance or sale of Equity Interests, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Net Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash proceeds received by such Person in respect of such Asset Sale, which amount is equal to the excess, if any, of:

         (i) the cash received by such Person (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over

         (ii) the sum of

                  (a) the  amount  of any  Indebtedness  including  any  premium thereon and fees and expenses associated therewith which is required to be repaid by such Person in connection with such Asset Sale, plus

                  (b) the out-of-pocket  expenses (1) incurred by such Person in connection with such Asset Sale, and (2) if such Person is a Restricted Subsidiary, incurred in connection with the transfer of such amount to the parent company or entity of such Person, plus

                  (c) provision for taxes, including income taxes,  attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus

                  (d) a  reasonable  reserve  for  the  after-tax  costs  of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser in respect of such Asset Sale undertaken by the Company or any of its Restricted Subsidiaries in connection with such Asset Sale.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offer to Purchase" means a written offer (an "Offer") sent by the Company to each Holder at his address appearing in the Note Register on the date of the Offer offering to purchase in cash up to the principal amount of the Securities specified in such Offer at a purchase price equal to 101% of the Accreted Value of the Securities plus accrued and unpaid interest, if any. Unless otherwise required by applicable law, the Offer shall specify an expiration date ("Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days nor more than 60 days after the date of such Offer and a settlement date ("Purchase Date") for purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be sent by first class mail by the Company or, at the Company's request and expense, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to Section 4.02 (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

         (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

         (2) the Expiration Date and the Purchase Date;

         (3) the aggregate Accreted Value of the outstanding Securities offered to be purchased by the Company (the "Purchase Amount") and the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100% of the principal amount, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase);

         (4) the purchase price to be paid by the Company (the "Purchase Price") for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to the Indenture);

         (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

         (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

         (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

         (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

         (9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

         (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or the Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that the Holder tendered, the certificate number of the Security that the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

         (11) that (a) if Securities in an aggregate Accreted Value less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate Accreted Value in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate Accreted Value equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and

         (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

                  Any Offer to Purchase will be governed by and effected in accordance with the Offer for such Offer to Purchase.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers, one of whom shall be the principal executive financial or accounting officer of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Permitted Investment" means:

         (i) any  Investment  in the  Company  or any  Wholly  Owned  Restricted
        Subsidiary:

         (ii) any Investment in Cash Equivalents;

         (iii) any  Investment  in a Person if, as a result of such  Investment,
        (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company, or (b) such Person either (1) is merged, consolidated or amalgamated with or into the Company or one of its Wholly Owned Restricted Subsidiaries and the Company or such Wholly Owned Restricted Subsidiary is the Surviving Person or the Surviving Person becomes a Wholly Owned Restricted Subsidiary, or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or one of its Wholly Owned Restricted Subsidiaries;

         (iv) any Investment in accounts and notes receivable acquired in the ordinary course of business;

         (v) notes from employees issued to the Company representing payment of the exercise price of options to purchase capital stock of the Company; and

         (vi) Investments in Unrestricted Subsidiaries represented by Equity Interests (other than Disqualified Stock) or assets and property acquired in exchange for Equity Interests (other than Disqualified Stock) of the Company.

                  Any Investment in an Unrestricted Subsidiary shall not be a Permitted Investment unless permitted pursuant to any of clauses (i) through
(vi) above.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Equity Interests of any Person, means Equity Interests of any class or classes (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

                  "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Principal  Shareholders" means Catherine L. Hughes and Alfred
C. Liggins, III and their respective estates, executors and heirs.

                  "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

                  "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in connection with the purchase of property or assets for the business of the Company and its Restricted Subsidiaries.

                  "Purchase Money Lien" means any Lien securing solely Purchase Money Indebtedness.

                  "Refinancing Indebtedness" means (i) Indebtedness of the Company or any Restricted Subsidiary incurred or given in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute, defease or refund, any other Indebtedness or Disqualified Stock incurred by the Company in accordance with the terms of this Indenture, and (ii) Indebtedness of any Restricted Subsidiary incurred or given in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute, defease or refund, any other Indebtedness or Disqualified Stock of the Company or any

Restricted Subsidiary in accordance with the terms of this Indenture.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated May 14, 1997, among the Company, License Subsidiary, Credit Suisse First Boston and NationsBank Capital Markets, Inc.

                  "Related Party" with respect to any Principal Shareholder means (i) any 80% (or more) owned Subsidiary or Immediate Family Member (in the case of an individual) of such Principal Shareholder or (ii) any Person, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal Shareholder or an Immediate Family Member, or (iii) any Person employed by the Company in a management capacity as of the Issue Date.

                  "Representative" means any Vice President or other more senior officer of the Agent in respect of the Senior Bank Debt, or any trustee, agent or representative (if any) for any other issue of Senior Indebtedness of the Company.

                  "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Equity Interests (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Equity Interests (other than distributions payable solely in its Equity Interests (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Restricted Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any Person or of any Equity Interests of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Equity Interests (other than its Equity Interests of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Debt (other than the purchase, repurchase or other acquisition of Subordinated Debt purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

                  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Debt" means any Indebtedness of the Company secured by a Lien.

                  "Securities" means the Securities issued under this Indenture.

                  "Senior Bank Debt" means the Indebtedness Incurred pursuant to the Credit Agreement and any other agreement that replaces the Credit Agreement or otherwise refunds or refinances any or all of the indebtedness thereunder.

                  "Senior Debt":

         (i) with respect to the Company, the principal of and interest (including post-petition interest whether or not allowed as a claim) on, and all other amounts owing in respect of Indebtedness permitted to be incurred by the Company under the terms of this Indenture, including the Credit Agreement, (including but not limited to reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), whether presently outstanding or hereafter created, incurred or assumed, unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Securities; and

         (ii) with respect to any Subsidiary Guarantor, the principal of and interest (including postpetition interest whether or not allowed as a claim) on, and all other amounts owing in respect of Indebtedness permitted to be incurred by such Subsidiary Guarantor under the terms of this Indenture, including the Credit Agreement, (including but not limited to reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), whether presently outstanding or hereafter created, incurred or assumed, unless the instrument created or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor.

                  Notwithstanding  the foregoing,  Senior Debt shall not include
(A) any Indebtedness consisting of Disqualified Stock, (B) any liability for federal, state, local, or other taxes, (C) any Indebtedness among or between the Company, any Restricted Subsidiary or any of their Affiliates, (D) any trade payables and any Indebtedness to trade creditors (other than amounts accrued thereon) incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business or any Obligations to trade creditors in respect of any such Indebtedness, or (E) any Indebtedness that is incurred in violation of this Indenture.

                  "Senior Preferred Stock" means the Company's Series A 15% Cumulative Redeemable Preferred Stock issued on the Issue Date.

                  "Senior Subordinated Indebtedness" means (i) with respect to the Company, the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Debt of the Company and (ii) with respect to a Subsidiary Guarantor, its Guarantee of the Securities and any other Indebtedness of such Subsidiary
Guarantor that specifically provides that such Indebtedness is to rank pari passu with such Guarantee in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligations of such Subsidiary Guarantor which is not Senior Debt of such Subsidiary Guarantor.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Subordinated Debt" means any Indebtedness of the Company or a Subsidiary Guarantor if the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is (i) if incurred by the Company, subordinated in right of payment to the Securities, or (ii) if incurred by a Subsidiary Guarantor, subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor.

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of all Voting Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees or other governing body thereof is at the time owned or controlled by such Person (regardless of whether such Equity Interests are owned directly or through one or more other Subsidiaries of such Person or a combination thereof).

                  "Subsidiary Guarantee" means the guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Securities contained in Article 11 hereof.

                  "Subsidiary Guarantors" means License Subsidiary and each other Subsidiary of the Company that, pursuant to the terms hereof, executes a supplemental indenture in a form reasonably satisfactory to the Trustee and thereby becomes bound under Article 11 hereof.

                  "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture, except as otherwise provided in Section 9.03.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters and with respect to the Senior Bank Debt as notified to the Agent in writing from time to time by the Trustee.

                  "Uniform   Commercial   Code"  means  the  New  York   Uniform
Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and
(ii) any direct or indirect Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) neither the Company nor any of its Restricted Subsidiaries provides credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) other than capital contributions or other Restricted Payments permitted under Section 4.05, (b) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, (c) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary of the Company except for transactions with affiliates permitted by the terms of this Indenture unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company (the "Third Party Value") or, in the event such condition is not satisfied, an amount equal to the value of the portion of such agreement, contract, arrangement or understanding to such Subsidiary in excess of the Third Party Value shall be deemed a Restricted Payment, and (d) such Unrestricted Subsidiary does not own any Equity Interest in or Indebtedness of any Subsidiary of the Company that has not theretofore been and is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee of a board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided, however, that (i) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) and (ii) all Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred on the date such Subsidiary is designated a Restricted Subsidiary.

                  "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (other than a guarantee of Indebtedness of the Company or any Restricted Subsidiary which is non-recourse to the Company and its Restricted Subsidiaries) (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness) and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Equity Interest" of a Person means all classes of Equity Interest or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Warrant Agreement" means the Warrantholders' Agreement dated as of June 6, 1995, as amended from time to time, among the Company, the Principal Shareholders, Jerry Moore and the Warrantholders.

                  "Warrantholders" means the holders of warrants issued pursuant to the Warrant Agreement and, in the case of any such holders, shares of Common Stock issued in exchange therefor.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

                  "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company or a Surviving Person of any Disposition involving the Company, as the case may be.

                        SECTION 1.02. Other Definitions.


                                                      Defined in
                  Term                                 Section
                  ----                                 -------

         "Affiliate Transaction"........................ 4.08
         "Asset Sale"....................................4.07
         "Bankruptcy Law"............................... 6.01
         "Blockage Notice"............................. 10.03
         "covenant defeasance option".................8.01(b)
         "Custodian".................................... 6.01
         "Event of Default"............................. 6.01
         "legal defeasance option"....................8.01(b)
         "Legal Holiday"............................... 13.08
         "pay the Securities".......................... 10.03
         "Paying Agent"................................. 2.03
         "Payment Blockage Period"..................... 10.03
         "Registrar".................................... 2.03
         "Successor Company"............................ 5.01


                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC;

                  "indenture securities" means the Securities;

                  "indenture security holder" means a Securityholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6)  unsecured   Indebtedness   shall  not  be  deemed  to  be
         subordinate or junior to Secured Debt merely by virtue of its nature as unsecured Indebtedness;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

                  (9) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued.


                                   ARTICLE 2

                                 The Securities
                                 --------------

                  SECTION  2.01.  Form and  Dating.  Provisions  relating to the
Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this
Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The
Exchange   Securities,   the  Private  Exchange

Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

                  SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of $85,478,000, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  Any money deposited with any Paying Agent, or then held by the Company or a Subsidiary in trust for the payment of principal or interest on any Security and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company or a Subsidiary, shall be discharged from such trust; and the

Securityholders shall thereafter, as unsecured general creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such Subsidiary as trustee thereof, shall thereupon cease.

                  SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

                  Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the

Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser; provided, however, that the rights of the Company under Section 8-405 of the Uniform Commercial Code shall not be diminished in any way.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION 2.10 Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

                  SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to
Holders;   provided,   however,   that  any  such   notice  may  state
that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE 3

                                   Redemption
                                   ----------

                  SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

                  If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee (unless a shorter period shall be acceptable to the Trustee). Any such notice may be canceled by notice in writing to the Trustee at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of

$1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the CUSIP number, if any, printed on the Securities being redeemed; provided, however, that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities; and

                  (8) that if a Security is to be redeemed in part, only the portion of the principal amount (equal to $1,000 or an integral multiple thereof) of such Security is to be redeemed and that a new Security in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the holder.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the redemption date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancelation.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4

                                   Covenants
                                   ---------

                  SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, commencing the first fiscal quarter ended June 30, 1997, the Company shall file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. The Company also shall comply with the other provisions of TIA ss. 314(a).

                  SECTION 4.03. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired
Debt) or issue any Preferred Stock, except that the Company may (i) issue Preferred Stock that is not Disqualified Stock at any time and (ii) Incur Indebtedness or issue Disqualified Stock if the Debt to EBITDA Ratio of the Company and its Restricted Subsidiaries at the time of Incurrence of such Indebtedness or issuance of such Disqualified Stock, after giving pro forma effect thereto, does not exceed 7.0 to 1.0; provided, however, that any such Indebtedness (other than Senior Debt) Incurred by the Company shall, at the time of Incurrence, have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Securities.

                  (b) The limitations set forth in paragraph (a) above shall not apply to the Incurrence of any of the following:

                  (i) Indebtedness consisting of Senior Bank Debt; provided, however, that the aggregate principal amount outstanding at any time under this clause (i) does not exceed $10,000,000;

                  (ii) Existing Indebtedness;

                  (iii) Indebtedness represented by the Securities and the Subsidiary Guarantees;

                  (iv) Refinancing Indebtedness; provided, however, that

                           (A) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness or the amount of Disqualified Stock so extended, refinanced, renewed, replaced, substituted, defeased or refunded (plus the amount of expenses incurred and premiums paid in connection therewith),

                           (B) with respect to Refinancing  Indebtedness  of any
                  Indebtedness other than Senior Debt or Disqualified Stock, the Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted, defeased or refunded, and

                           (C) with respect to Refinancing  Indebtedness  of any
                  Indebtedness other than Senior Debt or Disqualified Stock incurred by (1) the Company, such Refinancing Indebtedness ranks no more senior, and at least as subordinated, in right of payment to the Securities as the Indebtedness being extended, refinanced, renewed, replaced, substituted, defeased or refunded and (2) a Subsidiary Guarantor, such Refinancing Indebtedness ranks no more senior, and at least as subordinated, in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor as the Indebtedness being extended, refinanced, renewed, replaced, substituted, defeased or refunded;

                  (v) intercompany Indebtedness between the Company and any of its Wholly Owned Restricted Subsidiaries;

                  (vi) Hedging Obligations, including interest rate swap obligations, that are incurred in the ordinary course of business for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

                  (vii) guarantees by the Company and the Subsidiary Guarantors of any Indebtedness of the Company or any Restricted Subsidiary permitted under this Section 4.03;

                  (viii) Indebtedness of the Company or any Restricted Subsidiary consisting of indemnification, adjustment of purchase price or similar obligations, in each case incurred in connection with the disposition of any assets of the Company or any Restricted Subsidiary; and

                  (ix) Indebtedness of the Company or any of its Restricted Subsidiaries (in addition to Indebtedness permitted by clauses (ii) through (viii) of this Section) in an aggregate principal amount at any time outstanding that, together with any Indebtedness incurred pursuant to clause (i) of this Section, does not exceed $5,000,000.

                  (c) For purposes of determining compliance with this Section 4.03, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and
(ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described herein.

                  SECTION 4.04. Limitation on Senior Subordinated Debt. (a) The Company shall not Incur (i) any Indebtedness that is subordinate or junior in ranking in right of payment by its terms to any Senior Debt of the Company and senior in right of payment by its terms to the Securities or (ii) any Secured Debt that is not Senior Debt unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Secured Debt for so long as such Secured Debt is secured by a Lien.

                  (b) The Company shall not permit any Subsidiary Guarantor to Incur (i) any Indebtedness that is subordinated or junior in ranking in right of payment by its terms to any Senior Debt and senior in right of payment to its Subsidiary Guarantee or (ii) any Secured Debt that is not Senior Debt unless contemporaneously therewith effective provision is made to secure its Subsidiary Guarantee equally and ratably with such Secured Debt for so long as such Secured Debt is secured by a Lien.

                  SECTION 4.05. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a

Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company would not be permitted to Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

                           (A) an amount equal to the Company's EBITDA cumulated
                  from April 1, 1997, to the end of the Company's most recently ended full fiscal quarter, taken as a single accounting period, minus 1.4 times the sum of (i) the Company's Consolidated Interest Expense from April 1, 1997, to the end of the Company's most recently ended full fiscal quarter, taken as a single accounting period, plus (ii) all dividends or other distributions paid or made by the Company or any Restricted Subsidiary on any Disqualified Stock of the Company or any of its Subsidiaries during such period;

                           (B) the aggregate  Net Cash Proceeds  received by the
                  Company from the issuance or sale of its Equity Interests (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees);

                           (C) the amount by which  Indebtedness  of the Company
                  is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange other than Equity

                  Interests not constituting Disqualified Stock); and

                           (D) an  amount  equal  to the  sum  of  (i)  the  net
                  reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

                  (b)  The provisions of paragraph (a) above shall not prohibit:

                  (i) any Restricted Payment made out of the proceeds of the substantially concurrent sale of, and any acquisition of any Equity Interest of the Company made by exchange for, Equity Interests of the Company (other than Disqualified Stock and Capital Stock issued or sold to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

                  (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with paragraph (a) above; provided, however, that (A) at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom) and (B) such dividend shall be included in the calculation of the amount of Restricted Payments from and after such time;

                  (iv) loans to members of management of the Company or any Restricted Subsidiary the proceeds of which are used for a concurrent purchase of Equity Interests of the Company or a capital contribution to the Company (provided that the proceeds from such purchase of Equity Interests or capital contribution shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above); provided, however, that such loans shall be included in the calculation of the amount of Restricted Payments from and after such time;

                  (v) any principal payment on, or purchase, redemption, defeasance or other acquisition or retirement for value of, any Indebtedness that is subordinated by its terms to the Securities out of Excess Proceeds available for general corporate purposes after the purchase of all Securities properly tendered pursuant to an Offer to Purchase required by Section 4.07; provided, however, that the amount of such payments shall be excluded in the calculation of the amount of Restricted Payments; and

                  (vi) repurchases of Equity Interests of the Company from any employee of the Company (other than a Principal Shareholder) whose employment with the Company has ceased; provided, however, that the aggregate amount of such repurchases shall not exceed $500,000 in any year; provided further, however, that the amount of such payments shall be included in the calculation of the amount of Restricted Payments from and after such time.

                  SECTION 4.06. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) (i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary (A) on its

Equity Interests or (B) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make any loans or advances to the Company or any other Restricted Subsidiary or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except any encumbrance or restriction existing under or by reason of:

                  (i) any Existing Indebtedness;

                  (ii) applicable law;

                  (iii) any instrument governing Indebtedness or Equity Interests of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, however, that (A) such restriction is not applicable to any other Person or the properties or assets of any other Person, and (B) the consolidated net income (loss) of such acquired Person for any period prior to such acquisition shall not be taken into account in determining whether such acquisition was permitted by the terms of the Indenture;

                  (iv) by reason of customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                  (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired;

                  (vi) Refinancing Indebtedness permitted under Section 4.03; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing;

                  (vii) the Credit Agreement;

                  (viii) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the date of the Indenture, provided that such encumbrance or restriction relates only to the property that is acquired and, in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Purchase Money Lien; or

                  (ix) any restriction or encumbrance contained in contracts for sale of assets in respect of the assets being sold pursuant to such contract.

                  SECTION 4.07. Limitation on Certain Asset Sales. The Company shall not, and shall not permit any Restricted Subsidiary to:

                  (i) sell, lease, convey or otherwise dispose of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business, or

                  (ii) issue or sell Equity Interests of any of its Restricted Subsidiaries,

in each case, whether in a single transaction or a series of related transactions, to any Person (other than (x) an issuance, sale, lease, conveyance or disposal by a Restricted Subsidiary to the Company or one of its Wholly Owned Restricted Subsidiaries, (y) an Asset Swap permitted by Section 4.11 or (z) the sale of the stock of any Unrestricted Subsidiary) (each of the foregoing, an "Asset Sale"), unless: (x) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests sold or otherwise disposed of, (y) at least 80% of such consideration is in the form of cash or Cash Equivalents and (z) if such Asset Sale includes Equity Interests of any Restricted Subsidiary, 100% of the Equity Interests of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary are sold or otherwise disposed of in such Asset Sale. Following any Asset Sale, the Company may at its option apply all or any portion of the Net Proceeds from such Asset Sale, within 360 days of such Asset Sale, (A) to permanently reduce or satisfy any Senior Debt (and, in the event that such Senior Debt is extended under a revolving credit or similar facility, to permanently reduce or satisfy the aggregate commitments thereunder as then in effect) or (B) to acquire Broadcast Assets. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt or invest such Net Proceeds in Permitted Investments or to reduce loans outstanding under any revolving credit facility of the Company or any Restricted Subsidiary. Any Net Proceeds from an Asset Sale not applied to the payment of Senior Debt or the acquisition of Broadcast Assets as provided in the immediately preceding sentence, upon expiration such 360-day period, will be deemed to constitute "Excess Proceeds". Whenever aggregate Excess Proceeds realized since the Issue Date minus the aggregate purchase price of the Securities that have been the subject of any previous Offer to Purchase ("Net Excess Proceeds") exceeds $5,000,000, the Company will commence an Offer to Purchase within 30 days after the date on which the Net Excess Proceeds exceeded $5,000,000. Such Offer to Purchase shall be for a principal amount of Notes then outstanding having an aggregate purchase price equal to such Net Excess Proceeds. Notwithstanding the foregoing provisions of this Section 4.07, the Company and the Restricted Subsidiaries shall not be required to apply any Net Proceeds in accordance with this Section 4.07 except to the extent that the aggregate Net Proceeds from all Asset Sales which are not applied in accordance with this Section 4.07 exceeds $1,000,000.

                  For the purposes of this Section 4.07, the following are deemed to be cash: (x) the assumption of Senior Debt of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Senior Debt in connection with such Asset Sale (other than customary indemnification provisions relating thereto that do not involve the repayment of funded indebtedness) and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

                  SECTION 4.08.  Transactions  with Affiliates.  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a non-Affiliated Person, (ii) such Affiliate Transaction is approved by a majority of the disinterested members of the Company's Board of Directors and (iii) the Company delivers to the Trustee (A) with respect to any Affiliate Transaction involving aggregate payments in excess of $1,000,000, an Officers' Certificate certifying that such Affiliate Transaction complies with clauses (i) and (ii) above and (B) with respect to any Affiliate Transaction (or series of related transactions) with an aggregate value in excess of $5,000,000, an opinion from a nationally recognized investment bank to the effect that the transaction is fair to the Company or the Restricted Subsidiary, as the case may be, from a financial point of view.

                  (b)  The provisions of paragraph (a) above shall not prohibit:

                  (i) employment arrangements (including customary benefits thereunder) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

                  (ii) transactions solely between or among the Company and its Wholly Owned Restricted Subsidiaries or solely between or among wholly Owned Restricted Subsidiaries;

                  (iii) transactions permitted under Section 4.05;

                  (iv) any agreement as in effect on the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) and any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders of the Securities in any material respect than the original agreement as in effect on the Issue Date;

                  (v) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Issue Date;

                  (vi) services provided to any Unrestricted Subsidiary of the Company for fees approved by the Board of Directors; and

                  (vii) the issuance, sale or other disposition of any Equity Interest (other than Disqualified Stock) of the Company, including any equity-related agreements relating thereto such as registration rights and voting agreements so long as such agreements do not result in such Equity Interests being Disqualified Stock.

                  SECTION 4.09. Limitation on Restricted Subsidiary Equity Interests. The Company shall not permit any

Restricted Subsidiary to issue any Equity Interests, except (a) Equity Interests issued to and held by the Company or a Wholly Owned Restricted Subsidiary, and
(b) Equity Interests issued by a Person prior to the time (i) such Person becomes a Restricted Subsidiary, (ii) such Person merges with or into a Restricted Subsidiary or (iii) a Restricted Subsidiary mergers with or into such Person; provided, however, that such Equity Interests were not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (i), (ii) or (iii).

                  SECTION 4.10. Change of Control. Upon the occurrence of a Change of Control, the Company shall commence an Offer to Purchase all the outstanding Securities. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with an Offer to Purchase Notes pursuant to this Section 4.10. To the extent the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

                  SECTION 4.11. Limitation on Asset Swaps. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

                  (i) at the time of entering into the agreement relating to the proposed Asset Swap and immediately after such Asset Swap, no Default or Event of Default shall have occurred and be continuing;

                  (ii) at the time of entering into the agreement relating to the proposed Asset Swap and after giving pro forma effect to such Asset Swap as if it had occurred at the beginning of the applicable four-quarter period, the Company would be permitted to incur at least $1.00 of additional Indebtedness under Section 4.03(a);

                  (iii) after giving pro forma effect to the proposed Asset Swap as if such Asset Swap had occurred at the beginning of the four most recent full fiscal quarters ending immediately prior to the date of the proposed Asset Swap, the ratio of (A) EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for such four-quarter period to (B) the Consolidated Cash Interest Expense of the Company and its Restricted

         Subsidiaries for such four-quarter period exceeds 1.2 to 1.0; and

                  (iv) the respective Fair Market Values of the assets being purchased and sold by the Company or any of its Restricted Subsidiaries are substantially the same at the time of entering into such agreement.

                  SECTION 4.12. Future Subsidiary Guarantors.  The Company shall
(a)  cause  each  Person  that,  after the Issue  Date,  becomes a Wholly  Owned
Restricted Subsidiary of the Company to execute and deliver a supplemental indenture and thereby become a Subsidiary Guarantor bound by the Subsidiary Guarantee of the Securities set forth in Article 11 hereof (without such Subsidiary Guarantor being required to execute and deliver its Subsidiary Guarantee endorsed on the Securities) and (b) deliver to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, that the Subsidiary Guarantee of such Subsidiary Guarantor is a valid and legally binding obligation of such Subsidiary Guarantor.

                  SECTION 4.13. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such fiscal year. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

                  SECTION 4.14. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.15. Ratings for Notes. Following the filing with the SEC of the Company's first Annual Report on Form 10-K after the Issue Date, the Company shall use its reasonable best efforts to obtain, by June 30, 1998, the publication of ratings for the Securities from Moody's Investors Service, Inc. and from Standard and Poor's Ratings Group (or any successor to either of them) or, in the event that either of such entities at such time no longer publishes ratings for long-term debt securities, then any other nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act).

                                   ARTICLE 5

                               Successor Company
                               -----------------

                  SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

                  (i) the Surviving Person shall be a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                  (ii) the Surviving Person (if other than the Company) shall expressly assume all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

                  (iii) at the time of and immediately after such Disposition, no Default shall have occurred and be continuing;

                  (iv) the Surviving Person shall, at the time of such Disposition and after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a); and

                  (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                  The Surviving Person (if other than the Company) shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a sale, assignment, transfer, lease or conveyance shall not be released from the obligation to pay the principal of and interest on the Securities.

                  (b) In the event of a sale of all or substantially all of the assets of any Subsidiary Guarantor or all of the Equity Interests of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, then the Surviving Person of any such merger or consolidation, or such Subsidiary Guarantor, if all of its Equity Interests are sold, shall be released and relieved of any and all obligations under the Subsidiary Guarantee of such Subsidiary Guarantor if:

                  (i) the Person surviving such merger or consolidation or acquiring the Equity Interest of such Subsidiary Guarantor is not a Restricted Subsidiary of the Company;

                  (ii) the Net Proceeds from such sale are applied as described under Section 4.07; and

                  (iii)  such   Subsidiary   Guarantor  is  released   from  its
         guarantees of other Indebtedness of the Company or any Restricted Subsidiary.

                  (c) Except as provided in clause (b), no Subsidiary Guarantor may consolidate or merge with or into (whether or not such Person is Affiliated with such Subsidiary Guarantor and whether or not the Guarantor is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions, to another Person, unless:

                  (i) the Surviving Person shall be the Company or one of its Wholly Owned Restricted Subsidiaries;

                  (ii) the Surviving Person shall be a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                  (iii) the Surviving Person (if other than the Subsidiary Guarantor) shall expressly assume all the obligations of the Subsidiary Guarantor under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and

                  (iv) at the time of and immediately after such Disposition, no Default shall have occurred an be continuing.

                                   ARTICLE 6

                             Defaults and Remedies
                             ---------------------

                  SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                  (1) the Company defaults in any payment of principal of (or premium if any, on) any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10;

                  (2) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

                  (3) the Company fails to redeem or purchase any Security when required pursuant to this Indenture or the Securities, including, in connection with an Offer to Purchase, whether or not such redemption or purchase shall be prohibited by Article 10;

                  (4) the Company fails to comply with Sections 4.15 or 5.01;

                  (5) the Company or any Subsidiary Guarantor fails to comply with any of their respective agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 30 days after the notice specified below;

                  (6) the Company or any Restricted Subsidiary fails to comply with terms of any instrument evidencing or securing Indebtedness for money borrowed by the Company or any Restricted Subsidiary having an outstanding principal amount of $5,000,000 individually or in the aggregate, which failure results in the acceleration of the payment of such Indebtedness or constitutes the failure to pay such Indebtedness when due at final maturity, and such non-payment continues for a period of 30 days;

                  (7) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief against it in an involuntary case;

                           (C) consents to the  appointment of a Custodian of it
                  or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A)  is  for  relief   against  the  Company  or  any
                  Restricted Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company or any Restricted Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the Company or any Restricted Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (9) any final judgment or decree for the payment of money in excess of $5,000,000 (not subject to appeal) is entered against the Company or any Restricted Subsidiary and remains undischarged or unstayed for a period of 60 days after the later of (A) entry of such final judgment or decree and (B) the date on which the right to appeal has expired; or

                  (10) a Subsidiary Guarantee of a significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (5) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6), (9) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (5), its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the Accreted Value of and accrued but unpaid interest on all the Securities (the "Default Amount") to be due and payable. Upon such a declaration, the Default Amount shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of, or premium or interest on, a Security, (ii) a Default arising from the failure to repurchase any Security tendered for repurchase in connection with an Offer to Purchase or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to receive from the Securityholders indemnification or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in aggregate principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1), (2) or (3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  Nothing herein shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Securityholder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Securityholder, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST:  to the Trustee for amounts due under Section 7.07;

                  SECOND: to holders of Senior Indebtedness of the Company to the extent required by Article 10;

                  THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  FOURTH:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                    Trustee
                                    -------

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b)  Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificate or opinions which, by any provision hereof, are required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.


                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers created in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (h) The Trustee may enter into and perform its obligations under the Standstill Agreement dated May 19, 1997, among the Company, the Subsidiary Guarantors, the Investors and Management Stockholders (as those terms are defined in the Standstill Agreement), and the Agent and the Trustee.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with May 15, 1998, and in any event prior to June 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee promptly upon request from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust, the enforcement of this Indenture (including this Section 7.07) against the Company and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by any Securityholder or any other Person) or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee so to notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or Indebtedness of the Company.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses or render services after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that the amounts owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                   ARTICLE 8

                       Discharge of Indenture; Defeasance
                       ----------------------------------

                  SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12 and the
operation of Sections 6.01(6),  6.01(7),  6.01(8), 6.01(9) and 6.01(10) (but, in
the case of Sections 6.01(7) and (8), with respect only to Restricted Subsidiaries) and the limitations contained in Sections 5.01(a)(iv) and 5.01(c) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(3), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and
6.01(10)(but, in the case of Sections 6.01(7) and (8), with respect only to Restricted Subsidiaries which constitute Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(iv) or 5.01(c). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guarantee.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in
this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

                  SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article  8 by  reason  of
any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 9

                                   Amendments
                                   ----------

                  SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantor and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to make any change in Article 10 or Article 12 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article 10 or Article 12, respectively;

                  (5) to add guarantees with respect to the Securities or to release Guarantors when permitted by the terms hereof or to secure the Securities;

                  (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

                  (8) to make any change that does not adversely affect the rights of any Securityholder.

                  An amendment under this Section may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent in writing to such change.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. However, without the consent of each Securityholder affected thereby, an amendment may not:

                  (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security;

                  (2) reduce the principal amount of, or the premium or interest on, any Security;

                  (3) change the place or currency of payment of principal of, or premium or interest on, any Security;

                  (4) reduce the amount of Securities whose Holders must consent to an amendment or modification of this Indenture;

                  (5) reduce the amount of Securities whose Holders must consent to any waiver of compliance with the provisions of this Indenture;

                  (6) modify Section 6.04 or 6.07 or the second sentence of this Section;

                  (7) modify any of the provisions of Article 10 or Article 12 in a manner materially adverse to the Securityholders;

                  (8) modify any  provisions  of the  Indenture  relating to the
         guarantee   by  the  Company  or  any   Subsidiary   Guarantor  of  the
         Indebtedness of any Unrestricted Subsidiaries; or

                  (9) following the mailing of any Offer to Purchase, modify such Offer to Purchase required under Section 4.07 and Section 4.10 in a manner materially adverse to the Securityholders.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  An amendment under this Section may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent in writing to such change.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                  The Company may,  but shall not be obligated  to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                                 Subordination
                                 -------------

                  SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The Securities shall rank pari passu in right of payment with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Debt shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

                  SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceeding relating to the Company or its property:

                  (1) holders of Senior Debt of the Company shall be entitled to receive payment in full of such Senior Debt in cash or Cash Equivalents before Securityholders shall be entitled to receive any payment of principal of, or premium, if any, or interest on, the Securities; and

                  (2) until the Senior Debt of the Company is paid in full in cash or Cash Equivalents, any payment or distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of such Senior Debt as their interests may appear, except that Securityholders may receive shares of stock and any debt securities that are subordinated to such Senior Debt to at least the same extent as the Securities.

                  SECTION 10.03. Default on Senior Indebtedness. The Company may
not pay the principal of or interest on the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Senior Debt is not paid in full in cash or Cash Equivalents following the maturity (on the due date, upon acceleration or otherwise) of such Senior Debt or (ii) there shall have occurred and be continuing a default in the payment of Senior Debt unless, in either case, (x) the default has been expressly cured or waived or (y) such Senior Debt has been paid in full in cash or Cash Equivalents; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Senior Debt. During the continuance of any default (other than a default described in clause
(i) or (ii) of the preceding sentence) with respect to any Designated Senior Debt that permits one or more holders thereof (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Debt specifying an election to effect a Payment Blockage Period and ending on the earlier of (x) 179 days thereafter and (y) the date on which the Designated Senior Debt to which such default relates is paid in full in cash or Cash
Equivalents or such default is expressly waived or otherwise cured. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Debt or the Representative of such holders shall have accelerated the maturity of such Designated Senior Debt, the Company may resume payments on the Securities after termination of such Payment Blockage Period, subject to the provisions of the Senior Debt. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Debt during such period, and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days during which no Payment Blockage Period is in effect. For purposes of this Section, no default or event of default (other than a default described in clause (i) or (ii) of the first sentence of this paragraph) that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been expressly cured or waived for a period of not less than 180 consecutive days.

                  SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Senior Debt before the holders of the Securities shall be entitled to receive any payment on account of the principal of (or premium, if any) or interest on the Securities or on account of the purchase or redemption or other acquisition of the Securities.

                  If an Event of Default shall have occurred and be continuing (other than an Event of Default pursuant to Section 6.01(7) or 6.01(8)), the Trustee or the Holders of the Securities electing to accelerate the Securities pursuant to Section 6.02 shall give the holders of all Designated Senior Debt (or their Representatives) five Business Days' prior written notice before accelerating the Securities, which notice shall state that it is a "Notice of Intent to Accelerate"; provided, however, that the Trustee shall have received prior written notice from the Company specifying the names and addresses of such holders of Designated Senior Debt; provided further, however, that the Trustee or such holders may so accelerate the Securities immediately without such notice if at such time payment of any Designated Senior Debt shall have been accelerated. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Debt (or their Representatives) of the acceleration.

                  Notwithstanding anything to the contrary in this Section 10.04, the Trustee's obligations under this Section 10.04 shall only extend to those holders of Designated Senior Debt whose identity or addresses have been accurately disclosed in writing by the Company to the Trustee prior to the occurrence of an Event of Default.

                  SECTION 10.05. When Distribution Must Be Paid Over. If a payment or other distribution is made to the Trustee or any Securityholders that because of this Article 10 should not have been made to them, the Trustee or Securityholders, as the case may be, who receive the payment or other distribution shall hold it in trust for holders of Senior Debt of the Company and pay it over to them as their interests may appear, to the extent necessary to pay in full in cash or Cash Equivalents all the Senior Debt.

                  SECTION 10.06. Subrogation. After all Senior Debt of the Company is paid in full in cash or Cash Equivalents and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt. A distribution made under this Article 10 to holders of such Senior Debt which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on such Senior Debt.

                  SECTION 10.07. Relative Rights. This Article 10 defines the relative rights of Securityholders and holders of Senior Debt of the Company. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

                  (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt of the Company to receive payments and other distributions otherwise payable to Securityholders.

                  SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture. The holders of Senior Debt may extend, renew, modify, amend, compromise, supplement or waive the terms of the Senior Debt or any security therefor and release, sell or exchange such and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to the Indenture or the Securityholders. Each Securityholder by its acceptance of the Securities, waives any and all notice of renewal, extension, modification, amendment or compromise, supplement or waiver (including granting right of accrual) of the Designated Senior Debt, present or future, and agrees and consents to the foregoing.

                  SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, prior to such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 10; provided, however, that if on a date not less than two Business Days prior to the date on which by the terms of this Indenture moneys deposited by the Company with the Trustee for the payment of the Securities shall have become payable for any purpose, the Trustee or the Paying Agent shall not have received with respect to such moneys the notice provided for in this Article 10, then the Trustee or such Payment Agent will have full power and authority to apply the same to the purpose for which they were received. Nothing herein will be construed to relieve any Securityholder from duties imposed upon it under
Section 10.05 with respect to moneys received in violation of the provisions of this Article. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt may give the notice; provided, however, that, if an issue of Senior Debt of the Company has a Representative, only the Representative may give the notice.

                  The Trustee in its individual or any other capacity may hold Senior Debt of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Debt of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                  SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Except as specifically provided in
Section 10.04, nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

                  SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior

Debt or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company.

                  SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Debt of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

                  SECTION 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article 10 or otherwise.

                  SECTION   10.16.   Reliance  by  Holders  of  Senior  Debt  on
Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Company, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.


                                   ARTICLE 11

                              Subsidiary Guaranties
                              ---------------------

                  SECTION 11.01. Guaranties. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and
(b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Obligation.

                  Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them;
(e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Subsidiary Guarantor.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  Each Subsidiary Guarantee is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of all Senior Debt of the Subsidiary Guarantor giving such Subsidiary Guarantee and each Subsidiary Guarantee is made subject to such provisions of this Indenture.

                  Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any

Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right that any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor, subject to the provisions of Article 12, hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                  Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations and all obligations to which the Obligations are subordinated as provided in Article 12. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section, subject to the provisions of Article 12.

                  Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  SECTION 11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. In addition, for purposes of any applicable fraudulent transfer or similar laws, Indebtedness under the Senior Debt will be deemed to have been incurred prior to the incurrence by any Subsidiary Guarantor of its liabilities under this Article.

                  SECTION 11.03. Successors and Assigns. This Article 11 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

                  SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 11.06. Release of Subsidiary Guarantor. Under the circumstances provided for in Section 5.01(b), a Subsidiary Guarantor shall be deemed released from all obligations under this Article 11 without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

                                   ARTICLE 12

                     Subordination of Subsidiary Guaranties
                     --------------------------------------

                  SECTION 12.01. Agreement To Subordinate. Each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Obligations of such Subsidiary Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment of all Senior Debt of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The Obligations of a Subsidiary Guarantor shall rank pari passu in right of payment with all other Senior Subordinated Indebtedness of such Subsidiary Guarantor and only Senior Debt of such Subsidiary Guarantor (including such Subsidiary Guarantor's Guarantee of Senior Debt of the Company) shall rank senior to the Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

                  SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of any Subsidiary Guarantor to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceeding relating to such Subsidiary Guarantor or its property:

                  (1) holders of Senior Debt of such Subsidiary Guarantor shall be entitled to receive payment in full of such Senior Debt in cash or Cash Equivalents before Securityholders shall be entitled to receive any payment pursuant to any Obligations of such Subsidiary Guarantor; and

                  (2) until the Senior Debt of such Subsidiary Guarantor is paid in full in cash or Cash Equivalents, any payment or distribution to which Securityholders would be entitled but for this Article 12 shall be made to holders of such Senior Debt as their interests may appear, except that Securityholders may receive shares of stock and any debt securities of such Subsidiary Guarantor that are subordinated to Senior Debt, and to any debt securities received by holders of Senior Debt, of such Subsidiary Guarantor to at least the same extent as the Obligations of such Subsidiary Guarantor are subordinated to Senior Debt of such Subsidiary Guarantor.

                  SECTION 12.03. Default on Senior Debt of Subsidiary Guarantor. No Subsidiary Guarantor may make any payment pursuant to any of its Obligations or repurchase, redeem or otherwise retire or defease any Securities or other Obligations (collectively, "pay its Subsidiary Guaranty") if (i) any Senior Debt of the Company is not paid in full in cash or Cash Equivalents following the maturity (on the due date, upon acceleration or otherwise) of such Senior Debt or (ii) there shall have occurred and be continuing a default in the payment of Senior Debt of the Company unless, in either case, (x) the default has been expressly cured or waived or (y) such Senior Debt has been paid in full in cash or Cash Equivalents; provided, however, that any Subsidiary Guarantor may pay its Subsidiary Guarantee without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representatives of the Senior Debt. No Subsidiary Guarantor may pay its Subsidiary Guarantee during the continuance of any Payment Blockage Period after receipt by the Company and the Trustee of a Blockage Notice under Section 10.03. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of Designated Senior Debt giving such Blockage Notice or the Representative of such holders shall have accelerated the maturity of such Designated Senior Debt, any Subsidiary Guarantor may resume payments pursuant to its Subsidiary Guarantee after termination of such Payment Blockage Period, subject to the provisions of any Senior Debt.

                  SECTION 12.04. Demand for Payment. If a demand for payment is made on a Subsidiary Guarantor pursuant to Article 11, the Trustee or the Holders of the Securities electing to demand such payment from the Subsidiary Guarantor pursuant to Article 11 shall give the holders of the Designated Senior Debt (or their Representatives) five Business Days' prior written notice before making such demand, which notice shall state that it is a "Notice of Intent to Demand for Payment"; provided, however, that the Trustee shall have received prior written notice from the Company specifying the names and addresses of such holders of Designated Senior Debt; provided further, however, that the Trustee or such Holders may make such demand immediately without such notice if at such time payment of any Designated Senior Debt shall have been demanded. If payment of the Securities is demanded because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Debt (or their Representatives) of such demand.

                  Notwithstanding anything to the contrary in this Section 12.04, the Trustee's obligations under this Section 12.04 shall only extend to those holders of Designated Senior Debt whose identity or addresses have been accurately disclosed in writing by the Company to the Trustee prior to the occurrence of an Event of Default.

                  SECTION 12.05. When Distribution Must Be Paid Over. If a payment or other distribution is made to the Trustee or any Securityholders that because of this Article 12 should not have been made to them, the Trustee or Securityholders who receive the payment or other distribution shall hold it in trust for holders of the relevant Senior Debt and pay it over to them or their Representatives as their interests may appear to the extent necessary to pay in full in cash or Cash Equivalents all the Senior Debt of such Subsidiary Guarantor.

                  SECTION 12.06. Subrogation. After all Senior Debt of a Subsidiary Guarantor is paid in full in cash or Cash Equivalents and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to Senior Debt. A distribution made under this Article 12 to holders of such Senior Debt which otherwise would have been made to Securityholders is not, as between the relevant Subsidiary Guarantor and Securityholders, a payment by such Subsidiary Guarantor on such Senior Debt.

                  SECTION 12.07. Relative Rights. This Article 12 defines the relative rights of Securityholders and holders of Senior Debt of a Subsidiary Guarantor. Nothing in this Indenture shall:

                  (1) impair, as between a Subsidiary Guarantor and Securityholders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay the Obligations to the extent set forth in Article 11 or the relevant Subsidiary Guaranty; or

                  (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by such Subsidiary Guarantor under the Obligations, subject to the rights of holders of Senior Debt of such Subsidiary Guarantor to receive payments and other distributions otherwise payable to Securityholders.

                  SECTION 12.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt of any Subsidiary Guarantor to enforce the subordination of the Obligations of such Subsidiary Guarantor shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture. The holders of Senior Debt may extend, renew, modify, amend, compromise, supplement or waive the terms of the Senior Debt or any security therefor and release, sell or exchange such and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to the Indenture or the Securityholders. Each Securityholder by its acceptance of the Securities, waives any and all notice of renewal, extension, modification, amendment or compromise, supplement or waiver (including granting right of accrual) of the Designated Senior Debt, present or future, and agrees and consents to the foregoing.

                  SECTION 12.09. Rights of Trustee and Paying Agent. Notwithstanding Section 12.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, prior to such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article 12; provided, however, that if on a date not less than two Business Days prior to the date on which by the terms of this Indenture moneys deposited by the Company with the Trustee for the payment of the Securities shall have become payable for any purpose, the Trustee or the Paying Agent shall not have received with respect to such moneys the notice provided for in this Article 12, then the Trustee or such Payment Agent will have full power and authority to apply the same to the purpose for which they were received. Nothing herein will be construed to relieve any Securityholder from duties imposed upon it under
Section 12.05 with respect to moneys received in violation of the provisions of this Article. The Company, the relevant Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt of any Subsidiary Guarantor may give the notice; provided, however, that, if an issue of Senior Debt of any Subsidiary Guarantor has a Representative, only the Representative may give the notice.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 12 with respect to any Senior Debt of any Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Debt; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                  SECTION 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of any Subsidiary Guarantor, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 12.11. Article 12 Not To Prevent Defaults Under a Subsidiary Guarantee or Limit Right To Demand Payment. The failure to make a payment pursuant to a Subsidiary Guarantee by reason of any provision in this
Article 12 shall not be construed as preventing the occurrence of a default under such Subsidiary Guaranty. Nothing in this Article 12 shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on any Subsidiary Guarantor pursuant to Article 11 or the relevant Subsidiary Guaranty.

                  SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Debt of any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Debt and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of any Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

                  SECTION 12.13. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt of any Subsidiary Guarantor as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Debt of Subsidiary Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of any Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of such Senior Debt shall be entitled by virtue of this Article 12 or otherwise.

                  SECTION   12.15.   Reliance  by  Holders  of  Senior  Debt  on
Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior
Debt of any Subsidiary Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.


                                   ARTICLE 13

                                 Miscellaneous
                                 -------------

                  SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                   if to the Company or any Subsidiary Guarantor:


                           Radio One, Inc.
                           5900 Princess Garden Parkway
                           Lanham, MD  20706

                           Attention of:  Alfred C. Liggins, III
                                          Chief Executive Officer


                                 if to the Trustee:

                           United States Trust Company of New York
                           114 West 47th Street, 25th floor
                           New York, NY 10036

                           Attention of :  Corporate Trust Division

                  The  Company  or  the  Trustee  by  notice  to the  other  may
designate   additional  or  different   addresses  for  subsequent   notices  or
communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION  13.03.  Communication  by Holders with Other Holders.
Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 13.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                         RADIO ONE, INC.,

                                           by  /s/ Alfred Liggins
                                                  ------------------------
                                                  Name: Alfred Liggins
                                                  Title: President


                                         RADIO ONE LICENSES, INC., as
                                         Guarantor,

                                           by  /s/ Alfred Liggins
                                                  ------------------------
                                                  Name: Alfred Liggins
                                                  Title: President


                                         UNITED STATES TRUST COMPANY
                                         OF NEW YORK, as Trustee,

                                           by  /s/ Patricia Stermer
                                                  ------------------------
                                                  Name: Patricia Stermer
                                                  Title: Assitant Vice President

                                                                       EXHIBIT A
        [FORM OF FACE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE SECURITY]

*/
**/

No.                                                                           $

                     12% Senior Subordinated Notes Due 2004

                  RADIO ONE, INC., a Delaware corporation, promises to pay to , or registered assigns, the principal sum of Dollars on May 15, 2004.

                  Interest Payment Dates: May 15 and November 15.

                  Record Dates: May 1 and November 1.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                              RADIO ONE INC.,

                                              by
                                                     -----------------------
                                                     President

                                                     -----------------------
                                                     Secretary

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

UNITED STATES TRUST COMPANY
OF NEW YORK,

  as Trustee, certifies
  that this is one of              [Seal]
  the Securities referred
  to in the Indenture.

  by
    -----------------------------
   Authorized Signatory

----------
*/ If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

**/ If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

    [FORM OF REVERSE SIDE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE SECURITY]


                      12% Senior Subordinated Note Due 2004


1.  Interest

                  Radio One, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security from May 19, 1997 to and including May 15, 2000 at a rate of 7% per annum and after May 15, 2000 until maturity at a rate of 12% per annum; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on May 15 and November 15 of each year, commencing on November 15, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 19, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 2% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder.

3.  Paying Agent and Registrar

                  Initially, United States Trust Company of New York, a New York trust company ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

                  The Company issued the Securities under an Indenture dated as of May 15, 1997 (the "Indenture"), among the Company, Radio One Licenses, Inc., as a Subsidiary Guarantor, and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The
Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $85,478,000 aggregate principal amount (subject to Section
2.07 of the Indenture). The Indenture contains certain restrictive covenants with respect to the Company and certain of its subsidiaries, including limitations on (a) the sale of assets, including the equity interests of such subsidiaries, (b) asset swaps, (c) the payment of Restricted Payments (as defined), (d) the incurrence of indebtedness and issuance of preferred stock by the Company or such subsidiaries, (e) the issuance of Equity Interests (as defined) by such subsidiaries, (f) certain transactions with affiliates, (g) the incurrence of senior subordinated debt and (h) certain consolidations and mergers. The Indenture also will prohibit certain restrictions on distributions from such subsidiaries. All of these limitations and prohibitions, however, are subject to a number of important qualifications.

5. Optional Redemption

                  Except as set forth in the next paragraph, the Securities may not be redeemed prior to May 15, 2001. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) if redeemed during the 12-month period beginning on May 15 of each of the years indicated below.

             Period                                Percentage
              2001                                  106.000%
              2002                                  104.000%
              2003                                  100.000%

                  In addition, at any time prior to May 15, 2000, the Company may redeem up to 25% of the original principal amount of the Securities with the net proceeds of a Public Equity Offering, at any time or from time to time, at a redemption price (expressed as a percentage of Accreted Value) of 112%, plus accrued interest to redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); provided, however, that (a) such redemptions shall occur within 180 days following the closing of such Public Equity Offering and (b) after giving effect to such redemption, at least $64,109,000 aggregate Accreted Value of the Securities shall remain outstanding.

6.  Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the

Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Offers to Purchase

                  The Company shall be required (a) upon a Change of Control, subject to certain conditions, to commence an Offer to Purchase all the Securities and (b) upon the realization of Excess Proceeds in an amount greater than $5,000,000, to commence an Offer to Purchase Securities in a principal amount equal to such Excess Proceeds, in each case at a repurchase price equal to 101% of the Accreted Value of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  Subordination

                  The Securities are subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.


9.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.

14.  Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default in payment of principal on the Securities when due; (ii) default for 30 days in payment of interest on the Securities; (iii) failure to purchase the Securities required to be purchased pursuant to paragraph 7; (iv) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (v) certain accelerations (including failure to pay within 30 days after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $5,000,000; (vi) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary; and (vii) certain judgments or decrees for the payment of money in excess of $5,000,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.  Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.  CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  Holders' Compliance with Registration Rights Agreement.

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.  Governing Law.

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE.
REQUESTS MAY BE MADE TO:



                  ATTENTION OF

--------------------------------------------------------------------------------
                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                   agent to transfer this Security on the
books of the Company.  The agent may substitute another to act for him.


________________________________________________________________________________
______________

Date: ________________ Your Signature: _____________________


________________________________________________________________________________
______________
Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.07 OR 4.10 OF THE INDENTURE, CHECK THE BOX: / /

                  IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.07 OR 4.10 OF THE INDENTURE, STATE THE AMOUNT: $


DATE: __________________ YOUR SIGNATURE: __________________
                                            (SIGN  EXACTLY AS YOUR NAME  APPEARS
                                            ON THE OTHER SIDE OF THE SECURITY)


SIGNATURE GUARANTEE:_______________________________________
                                    (SIGNATURE MUST BE GUARANTEED BY A
                                    MEMBER FIRM OF THE NEW YORK STOCK
                                    EXCHANGE OR A COMMERCIAL BANK OR TRUST
                                    COMPANY)

                                                 RULE 144A/REGULATION S APPENDIX



          [FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO
           RULE 144A, INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7)) AND TO CERTAIN PERSONS
             IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S.]

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                           PRIVATE EXCHANGE SECURITIES
                             AND EXCHANGE SECURITIES

         1. Definitions

         1.1  Definitions

         For the purposes of this Appendix the following terms shall have the meanings indicated below:

                  "Definitive Security" means a certificated Initial Security bearing the restricted securities legend set forth in Section 2.3(d) and which is held by an IAI in accordance with Section 2.1(c).

                  "Depository" means The Depository Trust Company, its nominees and their respective successors.

                  "Exchange Securities" means the 12% Senior Subordinated Notes Due 2004 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

                  "IAI"  means  an   institutional   "accredited   investor"  as
described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Initial   Purchasers"   means  Credit   Suisse  First  Boston
Corporation and Nationsbanc Capital Markets, Inc.

                  "Initial Securities" means the 12% Senior Subordinated Notes Due 2004, issued under this Indenture on or about the date hereof.

                  "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by such Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

                  "Purchase Agreement" means the Purchase Agreement dated May 14, 1997, between the Company and the Initial Purchasers.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated May 14, 1997, among the Company and the Initial Purchasers.

                  "Securities"  means  the  Initial  Securities,   the  Exchange
Securities and the Private Exchange Securities, treated as a single class.

                  "Securities Act" means the Securities Act of 1933.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

                  "Shelf Registration Statement" means the registration statement issued by the Company, in connection with the offer and sale of Initial Securities or Private Exchange Securities, pursuant to the Registration Rights Agreement.

                  "Transfer Restricted Securities" means Definitive Securities and Securities that bear or are required to bear the legend set forth in Section 2.3(d)hereto.


         1.2  Other Definitions

                                                   Defined in
                  Term                             Section:

"Agent Members"     .............................  2.1(b)
"Global Security"   .............................  2.1(a)
"Regulation S"      .............................  2.1(a)
"Rule 144A"         .............................  2.1(a)

         2.       The Securities.

         2.1  Form and Dating.

                  The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement.

                  (a) Global Securities. Initial Securities offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, at its New York office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of Cede & Co., a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c)  Certificated  Securities.  Except  as  provided  in  this
Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities. Purchasers of Initial Securities who are IAI's and are not QIBs and did not purchase Initial Securities sold in reliance on Regulation S will receive Definitive Securities; provided, however, that upon transfer of such Definitive Securities to a QIB, such Definitive Securities will, unless the Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 2.3.

         2.2 Authentication. The Trustee shall authenticate and deliver: (1) Initial Securities for original issue in an aggregate principal amount of $85,478,000 and (2) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $85,478,000 except as provided in Section 2.07 of this Indenture.

         2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

                  (x) to register the transfer of such Definitive Securities; or

                  (y) to  exchange  such  Definitive  Securities  for  an  equal
         principal   amount  of  Definitive   Securities  of  other   authorized
         denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to
         Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Securities are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Security); or

                           (B)  if  such   Definitive   Securities   are   being
                  transferred to the Company, a certification to that effect (in the form set forth on the reverse of the Security); or

                           (C) if such Definitive Securities are being transferred (w) pursuant to an exemption from registration in accordance with Rule 144; or (x) in reliance on another exemption from the registration requirements of the Securities
                  Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

                  (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A, or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

             (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

                  (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 or
         Section 2.09 of the Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.


                  (d)  Legend.

                  (i) Except as  permitted  by the  following  paragraphs  (ii),
         (iii) and (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                  "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  "THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A
                  TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR
                  (V) TO THE COMPANY, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITHIN ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. "THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                  Each   Definitive   Security  will  also  bear  the  following
additional legend:

                  "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted

         Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

                           (A) in the case of any Transfer  Restricted  Security
                  that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                           (B) in the case of any Transfer  Restricted  Security
                  that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                  (iii) After a transfer of any  Initial  Securities  or Private
         Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain
         Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security without legends will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the Global Security, as applicable.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain

         Holders be issued in global form will cease to apply and certificated Initial Securities with the restricted securities legend set forth in
         Exhibit 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

                  (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply, and Private Exchange Securities in global form with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

                  (e) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (f) Obligations with Respect to Transfers and Exchanges of Securities.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities, Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.10 and 9.05.

                  (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any certificated or Definitive Security selected for redemption in whole or in part pursuant to Article 3 of this Indenture, except the unredeemed portion of any certificated or Definitive Security being redeemed in part, or
         (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (g)  No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4  Certificated Securities.

                  (a) A Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the

Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in Exhibit 1 hereto.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                 RULE 144A/REGULATION S APPENDIX



                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (iv) PURSUANT TO AN EFFECTIVE REGISTRATION

STATEMENT UNDER THE SECURITIES ACT OR (v) TO THE COMPANY, IN EACH OF CASES (i) THROUGH (v) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]1


--------
1. Include if a Definitive Security to be held by an institutional "accredited investor" (as defined in Rule 501(a),(1),(2),(3) or (7) under the Securities
Act).

No.                                                $

                     12% Senior Subordinated Notes Due 2004


                  RADIO ONE, INC., a Delaware corporation, promises to pay to , or registered assigns, the principal sum of Dollars on May 15, 2004.

                  Interest Payment Dates:  May 15 and November 15.

                  Record Dates:  May 1 and November 1.

                  Additional provisions of this Security are set forth on the other side of this Security.


Dated:

                                                   RADIO ONE, INC.,

                                                   by

                                                     -----------------------
                                                     President



                                                     -----------------------
                                                     Secretary


TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

UNITED STATES TRUST COMPANY
OF NEW YORK,
  as Trustee, certifies
           that this is one of
           the Securities referred  [Seal]
       to in the Indenture.
  by
    -----------------------------
            Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]


12% Senior Subordinated Note Due 2004


1.  Interest

                  Radio One, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security from May 19, 1997 to and including May 15, 2000 at a rate of 7% per annum and after May 15, 2000 until maturity at a rate of 12% per annum; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on May 15 and November 15 of each year, commencing on November 15, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 19, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 2% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  Method of Payment

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security in an aggregate principal amount of $1,000,000 or more will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such later date as the Trustee may accept in its discretion).


3.  Paying Agent and Registrar

                  Initially, United States Trust Company of New York, a New York trust company ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  Indenture

                  The Company issued the Securities under an Indenture dated as of May 15, 1997 (the "Indenture"), among the Company, Radio One Licenses, Inc., as a Subsidiary Guarantor, and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The
Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $85,478,000 aggregate principal amount (subject to Section
2.07 of the Indenture). The Indenture contains certain restrictive covenants with respect to the Company and certain of its subsidiaries, including limitations on (a) the sale of assets, including the equity interests of such subsidiaries, (b) asset swaps, (c) the payment of Restricted Payments (as defined), (d) the incurrence of indebtedness and issuance of preferred stock by the Company or such subsidiaries, (e) the issuance of

Equity Interests (as defined) by such subsidiaries, (f) certain transactions with affiliates, (g) the incurrence of senior subordinated debt and (h) certain consolidations and mergers. The Indenture also will prohibit certain restrictions on distributions from such subsidiaries. All of these limitations and prohibitions, however, are subject to a number of important qualifications.


5. Optional Redemption

                  Except as set forth in the next paragraph, the Securities may not be redeemed prior to May 15, 2001. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of Accreted Value), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning on May 15 of each of the years indicated below:

         Period                                  Percentage

         2001    ..............................   106.000%
         2002    ..............................   104.000%
         2003    ..............................   100.000%

                  In addition, at any time prior to May 15, 2000, the Company may redeem up to 25% of the original principal amount of the Securities with the net proceeds of a Public Equity Offering, at any time or from time to time, at a redemption price (expressed as a percentage of Accreted Value) of 112%, plus accrued interest to redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); provided, however, that (a) such redemption shall occur within 180 days following the closing of such Public Equity Offering and (b) after giving effect to such redemption, at least $64,109,000 aggregate Accreted Value of the Securities shall remain outstanding.


6.  Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.

If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


7.  Offers to Purchase

                  The Company shall be required (a) upon a Change of Control, subject to certain conditions, to commence an Offer to Purchase all the Securities and (b) upon the realization of Excess Proceeds in an amount greater than $5,000,00, to commence an Offer to Purchase Securities in a principal amount equal to such Excess Proceeds, in each case at a repurchase price equal to 101% of the Accreted Value of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.


8.  Subordination

                  The Securities are subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.


9.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 (or in the case of Definitive Securities sold to institutional accredited investors as described in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act, minimum denominations of $200,000) and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption

(except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


10.  Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.


11.  Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


12.  Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


13.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.


14.  Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default in payment of principal on the Securities when due; (ii) default for 30 days in payment of interest on the Securities; (iii) failure to purchase the Securities required to be purchased pursuant to paragraph 7; (iv) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (v) certain accelerations (including failure to pay within any grace period after final maturity) of other
Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $5,000,000; (vi) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary; and
(vii) certain judgments or decrees for the payment of money in excess of $5,000,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.


15.  Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


16.  No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


17.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


18.  Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.  CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  Holders' Compliance with Registration Rights Agreement.

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the

Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.  Governing Law.

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE.
REQUESTS MAY BE MADE TO:



                           ATTENTION OF

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                   agent to transfer this Security on the
books of the Company.  The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date: ________________ Your Signature: _____________________


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

                  (1)    [ ]        to the Company; or

                  (2)    [ ]        pursuant   to  an   effective   registration
                                    statement  under the Securities Act of 1933;
                                    or

                  (3)    [ ]        inside  the  United  States to a  "qualified
                                    institutional  buyer"  (as  defined  in Rule
                                    144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933;
                                    or

                  (4)    [ ]        outside  the  United  States in an  offshore
                                    transaction within the meaning of Regulation
                                    S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

                  (5)    [ ]        pursuant to another available exemption from
                                    registration provided by Rule 144 under the Securities Act of 1933.

                  Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.




                                                     ------------------------
                                                       Signature

Signature Guarantee:

---------------------               --------------------------
Signature must be guaranteed                Signature

--------------------------------------------------------------------------------


              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________             ______________________________
                                    NOTICE:  To be executed by
                                             an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:



Date of   Amount of decrease    Amount of increase   Principal amount of    Signature of
Exchange  in Principal  Amount  in Principal Amount  this Global Security   authorized officer
          of this Global        of this Global       following such         of Trustee or
          Security              Security             decrease or increase)  Securities Custodian


                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or 4.10 of the Indenture, check the box:
                                      [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.10 of the Indenture, state the amount in principal amount: $


Date: _______________      Your Signature:  ______________________
                                            (Sign  exactly as your name  appears
                                            on the other side of this Security.)

Signature Guarantee: _______________________________________
                                    (Signature must be guaranteed)